Exhibit 99.2

GAXOS.AI INC. AND SUBSIDIARY

PRO FORMA NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 1 – Description of Sale

On June 15, 2026, Gaxos.ai Inc. (“Gaxos” or the “Company”) completed the sale of its gaming assets, including its portfolio of mobile games and Gaxos Gaming Labs, a generative AI service that empowers game developers and publishers, to Game Foundry AI, a privately-held company. In connection with the sale, the Company received 2,200,000 shares of common stock of Game Foundry AI valued at $0.80 per shares based on recent sales of Game Foundry common shares in a private placement.

NOTE 2 - Basis of Presentation

The unaudited pro forma consolidated financial information is prepared pursuant to Article 11 of Regulation S-X. The unaudited pro forma consolidated balance sheet and statements of operations and comprehensive loss are based upon the historical consolidated financial statements of the Company, which were included in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2025, previously filed with the SEC. The unaudited pro forma consolidated balance sheet as of December 31, 2025 has been prepared by including the audited historical consolidated balance sheet of the Company as of December 31, 2025, adjusted to reflect the pro forma effect as if the sale of the Company’s gaming assets had been consummated on that date. The unaudited pro forma consolidated statements of operations and comprehensive loss for the year ended December 31, 2025 have been prepared by including the Company’s historical consolidated statements of operations and comprehensive loss, adjusted to reflect the pro forma effect as if the Sale had been consummated on January 1, 2025.

NOTE 3 - Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma consolidated balance sheet and/or the unaudited pro forma consolidated statements of operations and comprehensive loss:

a.	Reflects the elimination of unamortized capitalized software developments costs related to the gaming assets of $22,069.

b.	Reflects the receipt of 2,200,000 shares of Game Foundry AI valued at $1,760,000, or $0.80 per share, based on recent sales of Game Foundry AI’s common shares in a private placement.

c.	Reflects the effect on unaudited consolidated statement of operations and comprehensive loss related to the estimated gain of $1,737,931 from the sale of the gaming assets.

GAXOS.AI INC. AND SUBSIDIARY

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
	December 31,	Sale of Gaming Assets		December 31,
	2025	Debit	Credit	2025

ASSETS
CURRENT ASSETS:
Cash	$840,799	$-	$-	$840,799
Short-term investments, at fair value	11,345,187	-	-	11,345,187
Investment in equity securities, at fair value	180,000	-	-	180,000
Accounts receivable	76,247	-	-	76,247
Prepaid expenses and other current assets	157,586	-	-	157,586

Total Current Assets	12,599,819	-	-	12,599,819

LONG-TERM ASSETS:
Property and equipment, net	103,393	-	22,069	81,324
Intangible assets, net	718,333	-	-	718,333
Investment in equity securities, at fair value	-	1,760,000	-	1,760,000

Total Long-Term Assets	821,726	1,760,000	22,069	2,559,657

TOTAL ASSETS	$13,421,545	$1,760,000	$22,069	$15,159,476

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
	$270,105	$-	$-	$270,105
Accrued expenses	280,430	-	-	280,430
Deferred revenue	130,054	-	-	130,054

Total Current Liabilities	680,589	-	-	680,589

Total Liabilities	680,589	-	-	680,589

Commitments and Contingencies (See Note 8)

STOCKHOLDERS’ EQUITY:
Preferred stock; par value $0.0001; 5,000,000 shares authorized;
No shares issued and outstanding on December 31, 2025 and 2024	-	-	-	-
Common stock; par value $0.0001: 50,000,000 shares authorized; 7,123,453 and 6,923,453 shares issued and outstanding on December 31, 2025 and 2024, respectively	712	-	-	712
Additional paid-in capital	25,801,322	-	-	25,801,322
Accumulated other comprehensive income	26,976	-	-	26,976
Accumulated deficit	(12,700,304)	22,069	1,760,000	(10,962,373)

Total Gaxos.AI Stockholders’ Equity	13,128,706	-	-	14,866,637
Noncontrolling interest	(387,750)	-	-	(387,750)

Total Stockholders’ Equity	12,740,956	-	-	14,478,887

Total Liabilities and Stockholders’ Equity	$13,421,545	-	-	$15,159,476

See accompanying notes to unaudited pro forma consolidated financial statements.

GAXOS.AI INC. AND SUBSIDIARY

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Historical			Pro Forma
	For the Year Ended	Pro Forma Adjustments		For the Year Ended
	December 31,	Sale of Gaming Assets		December 31,
	2025	Debit	Credit	2025

REVENUES	$1,933,030	$-	$-	$1,933,030

OPERATING EXPENSES:
Research and development	993,671	-	-	993,671
Selling, general and administrative	5,855,885	-	-	5,855,885

Total Operating Expenses	6,849,556	-	-	6,849,556

LOSS FROM OPERATIONS	(4,916,526)	-	-	(4,916,526)

OTHER INCOME (LOSS):
Interest income	612,285	-	-	612,285
Unrealized gain on short-term investments	21,945	-	-	21,945
Realized gain on short-term investments	30,047	-	-	30,047
Realized loss on exchange of equity securities	(29,998)	-	-	(29,998)
Gain on sale of gaming assets		22,069	1,760,000	1,737,931

Total other income, net	634,279	22,069	1,760,000	2,372,210

NET LOSS	(4,282,247)	22,069	1,760,000	(2,544,316)

Net loss of subsidiary attributable to noncontrolling interest	381,664	-	-	381,664

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,900,583)	$22,069	$1,760,000	$(2,162,652)

COMPREHENSIVE LOSS:
Net loss	$(4,282,247)	$22,069	$1,760,000	$(2,544,316)

Other comprehensive income:
Unrealized gain (loss) on short-term debt investments	15,283	-	-	(84,092)

Comprehensive loss	$(4,266,964)	$22,069	$1,760,000	$(2,628,408)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic and diluted	$(0.55)			$(0.30)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	7,093,316	-		7,093,316

See accompanying notes to unaudited pro forma consolidated financial statements.

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